EXHIBIT 10.44

Loan No. C-332757


                               FIRST AMENDMENT TO
                    CONTRIBUTION AND REIMBURSEMENT AGREEMENT


     THIS FIRST AMENDMENT TO CONTRIBUTION AND REIMBURSEMENT AGREEMENT (this "First Amendment") is made as of November 5, 2008 by Mission West Properties, L.P., a Delaware limited partnership ("MW"), Mission West Properties, L.P. I, a Delaware limited partnership ("MWI"), and Mission West Properties, L.P. II, a Delaware limited partnership ("MWII") (each a "Borrower" and collectively, "Borrowers"), and Mission West Properties, Inc., a Maryland corporation, (the "Principal"), and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("Lender").

                                    RECITALS

     A. Borrowers,  Principal and Lender entered into that certain  Contribution and Reimbursement Agreement dated January 3, 2003 (the "Original Contribution Agreement") regarding the allocation and disbursement of proceeds from those certain loans (the "Loan") to Borrowers from Lender in the original aggregate amount of One Hundred Million Dollars ($100,000,000.00). The Original Contribution Agreement, as amended by this First Amendment and as may be further amended from time to time is referred to herein as this "Contribution Agreement".

     B. Borrowers have requested Lender to consent to a release and substitution of properties securing the Loan (the "Substitution") resulting in one (1)
Property owned by MWI and two (2) Properties owned by MWII (the three (3) Properties being referred to as the "Release Properties") being released from the Lien Instruments, as defined in the Original Contribution Agreement, and four (4) new properties (the "Substitute Properties") owned by MW being substituted as therefore as security for the Loan. Concurrently herewith, the Lien Instruments are being amended to document the Substitution (the "Lien Instrument Amendments"). The Term "Lien Instruments" is hereby amended to mean the Lien Instruments, as amended by the Lien Instrument Amendments, as the same may be modified or amended from time to time. The Term "Property" shall mean each individual property subject to a Lien Instrument and the term "Properties" shall mean collectively all of the properties subject to the Lien Instruments.

     C. As a result of the Substitution, MWI and MWII are being permitted to prepay without penalty of a prepayment fee solely for this prepayment that portion of the outstanding principal balance due on their respective Notes, as defined in the Original Contribution Agreement, allocated to their respective Release Properties and such amount is being advanced to MW. Concurrently herewith, the Notes are being amended (the "Note Amendments") to document the prepayment and additional advance of Loan proceeds. The term "Notes" is hereby amended to mean the Notes, as amended by the Note Amendments, as the same may be modified or amended from time to time.

     D. Principal continues to be the general partner of each Borrower. As of the date hereof, Principal owns 19.96% of MW, 21.79% of MW I and 16.27% of MW II.

     E. As a result of the Note Amendments, the proceeds of the Loan will continue to be allocated and disbursed to the individual Borrowers in the amounts set forth in the Notes.

     F. Concurrently herewith, Borrowers, Principal and Lender are executing a First Amendment to Environmental Indemnity Agreement ("First Amendment to EIA") with respect to the Substitution. The term "EIA" is hereby amended to mean the EIA, as defined in the Original Contribution Agreement, as amended by the First Amendment to EIA, as the same may be modified or amended from time to time.

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     G. Borrowers  understand  that the consequence of being obligated under the amended EIA and under the amended Loan Documents that secure the Loan is that each Borrower's respective Property is being encumbered as collateral for the entire Loan which is in excess of the proceeds of the Loan allocated to it.

     H. On the basis of the foregoing facts and consideration, each Borrower is willing to enter into the amendments to the Loan Documents and EIA, but only in reliance on the acknowledgements, representations, warranties and undertakings of each other Borrower contained herein.

     NOW, THEREFORE, in order to induce each other Borrower to agree to the Substitution, and in consideration thereof and with the understanding that each other Borrower is relying thereon, each Borrower and Principal hereby jointly and severally agree and certify as follows:

     1. Representations and Warranties. Each Borrower jointly and severally represents, warrants and acknowledges to each other Borrower that it has joined with each other Borrower in requesting that Lender consent to the Substitution and that all Borrowers continue to be jointly and severally liable under the EIA, and that the Loan continue to be structured as a cross-defaulted, cross-collateralized obligation in light of the following considerations and expected benefits:

          a. The interest rate and repayment terms of the Loan are more favorable than those that each individual Borrower could have obtained on its own without the "pooling" of all of the collateral as security for the Loan, the issuance of several Notes from the Borrowers, and the cross-default provisions and cross-collateralization of the Notes and the Loan.

          b. Financing of each of the separate Properties apart from the others would be upon terms that are less favorable to Borrowers, and Lender would not finance each Property separately under such more favorable terms, and each Borrower, because of the common ownership relationship of the Borrowers, expects to receive a substantial portion of the benefit of such favorable terms.

          c. The structure of the Loan and the Substitution has been devised in order to accommodate each Borrower's existing operational structure in order to best serve such Borrower's interests.

          d. Each Borrower has received and expects to receive a substantial portion of the benefit of such favorable rate and terms. Without limiting the foregoing, each Borrower expects that the more favorable terms it believes have and will result from the Loan as presently structured will preserve each Borrower's individual cash flow and equity in its Property and hence such Borrower's interest in each other Borrower and the cash flow available to the owners thereof.

          e. None of the Borrowers is insolvent as of the date hereof, nor, after completing the Substitution, including the Note Amendments and Lien Instrument Amendments, shall any Borrower be insolvent on the date of the closing of the Substitution or the date of any transfer and each Borrower, on the date hereof, (as evidenced by its most recent quarterly financial statements) copies of which have been delivered to Lender, has assets with a positive value, net of liabilities and obligations.

     2. Contribution and Reimbursement. Each Borrower, in consideration of the benefits it has received and expects to continue to receive from the EIA and Loan as structured, including the Substitution, and in order to induce the other Borrowers to accept the Substitution and execute and deliver the First Amendment to EIA, the Note Amendments and the Lien Instrument Amendments (the "Amendments"), continues to agree, for the benefit of each of the other Borrowers and their respective creditors, that it shall contribute to, reimburse and indemnify and hold harmless each other Borrower for any claim, loss, liability, damage or expense suffered or paid by such Borrower (a) (including payments of the Loan and the loss of such Borrower's respective Property as a result of the exercise of Lender's remedies under the Loan Documents) if, as a result of the cross-default or cross-collateralization provisions of the Loan Documents, such Borrower suffers a loss or liability in excess of the amount of the Loan allocated to it in respect of its individual Note (together with accrued interest and other charges and costs fairly allocated to such Borrower under the terms of the Loan Documents), to the extent of such excess loss or liability, and (b) as a result of

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such Borrower's  failure to pay in full or perform such  Borrower's  obligations under the EIA as to Property owned by such Borrower.

     3.  Indemnity.  Each Borrower  jointly and severally  continues to agree to indemnify, defend, protect and hold harmless each other Borrower against any losses, claims, damages, liabilities, or expenses (including attorneys' fees), suffered or incurred by such other Borrower in the event of any misrepresentation by any such Borrower in this Contribution Agreement.

     4. No Other Modification. Except as hereby amended, the Contribution Agreement shall remain in full force and effect, unchanged and in all respects, ratified and confirmed.

     5. Counterparts. This First Amendment may be executed in one or more counterparts and such counterparts taken together shall constitute one and the same document.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this First Amendment as of the day and year first written above.

                         BORROWERS:

                         MISSION WEST PROPERTIES, L.P.,
                         a Delaware limited partnership

                         By: Mission West Properties, Inc., a Maryland corporation, its general partner

                                  By:      /S/ Raymond V. Marino
                                     -----------------------------------------
                                  Name:    Raymond V. Marino
                                       ---------------------------------------
                                  Title:   President & COO
                                        --------------------------------------



                         MISSION WEST PROPERTIES, L.P., I,
                         a Delaware limited partnership

                         By: Mission West Properties, Inc., a Maryland corporation, its general partner

                                  By:      /S/ Raymond V. Marino
                                     -----------------------------------------
                                  Name:    Raymond V. Marino
                                       ---------------------------------------
                                  Title:   President & COO
                                        --------------------------------------



                         MISSION WEST PROPERTIES, L.P. II,
                         a Delaware limited partnership

                         By: Mission West Properties, Inc., a Maryland corporation, its general partner

                                  By:      /S/ Raymond V. Marino
                                     ----------------------------------------
                                  Name:    Raymond V. Marino
                                       --------------------------------------
                                  Title:   President & COO
                                        -------------------------------------




                    (Signatures continue on following page.)

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                         PRINCIPAL:

                         MISSION WEST PROPERTIES, INC.,
                         a Maryland corporation

                         By:      /S/ Raymond V. Marino
                            -------------------------------------------------
                         Name:    Raymond V. Marino
                              -----------------------------------------------
                         Title:   President & COO
                               ----------------------------------------------




                         LENDER:

                         THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

                         By: Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

                                  By:      /S/ Michael P. Cusick
                                     -----------------------------------------
                                     Name:    Michael P. Cusick
                                     Title:   Managing Director

                                  Attest:  /S/ Donna L. Lemanczyk
                                         -------------------------------------
(corporate seal)                         Name:    Donna L. Lemanczyk
                                         Title:   Assistant Secretary

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